Exhibit 99.1
Schrödinger Reports Strong First Quarter 2023 Financial Results

Delivered First Quarter Total Revenue of $64.8 Million, Driven by Strong Drug Discovery Revenue of $32.6 Million

Reports First Subjects Enrolled in Both Ongoing Phase 1 Study of MALT1 Inhibitor SGR-1505 and Newly Initiated Phase 1 Study in Healthy Subjects

Cash Position Significantly Strengthened by $147.3 Million Distribution from Sale of Nimbus’s TYK2 Inhibitor to Takeda

New York, May 4, 2023 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based computational platform is transforming the way therapeutics and materials are discovered, today announced financial results for the first quarter ended March 31, 2023.

“We are very pleased with our achievements during the first quarter, which included strong contributions from our software business and our drug discovery collaborations,” stated Ramy Farid, Ph.D., chief executive officer of Schrödinger. “We are making excellent progress across our pipeline of proprietary and collaborative programs. We advanced the first program in our collaboration with BMS to development candidate status, and today reported that we have begun enrollment and dosing in both our ongoing Phase 1 study of SGR-1505 in patients with advanced B cell malignancies and our newly-initiated Phase 1 study in healthy volunteers. The transition to being a clinical-stage company represents a significant milestone for Schrödinger and an important step toward delivering our medicines to patients.”

“We delivered a very strong quarter, with software and drug discovery making equal contributions to our revenue result, reflecting our balanced business model. We also made substantial progress in both collaborative and proprietary programs and added capital to our balance sheet, and our partners achieved significant corporate and development milestones further validating our platform,” stated Geoff Porges, MBBS, chief financial officer of Schrödinger. “With our highly differentiated technology, our growing pipeline and our strong cash position, we are well positioned to achieve our goals for 2023 and beyond.”

First Quarter 2023 GAAP Financial Results
•Total revenue for the first quarter increased 33% to $64.8 million, compared to $48.7 million in the first quarter of 2022.
•Software revenue for the first quarter was $32.2 million, compared to $33.1 million in the first quarter of 2022. Software revenue in the first quarter of 2023 included a small number of multi-year agreements that did not fully offset revenue from multi-year agreements in the first quarter of 2022.
•Drug discovery revenue was $32.6 million for the first quarter and included a $25 million milestone from BMS, compared to $15.6 million in the first quarter of 2022.
•Software gross margin increased to 78% for the first quarter, compared to 77% in the first quarter of 2022.
•Operating expenses were $76.2 million for the first quarter, compared to $56.6 million for the first quarter of 2022. The increase was driven by additional headcount to support the company’s progressing internal pipeline and its software business, CRO expenses, and royalties.
•Other income for the first quarter was $186.0 million, primarily associated with changes in fair value of equity investments, interest income, and a $147.3 million gain relating to the cash distributions from Nimbus in connection with the sale of Nimbus’s TYK2 inhibitor to Takeda. Other expense for the first quarter of 2022 was $5.8 million driven primarily by changes in the fair value of the company’s equity investments.
•Net income for the first quarter was $129.1 million, compared to net loss of $34.4 million in the first quarter of 2022.
•During the first quarter, Schrödinger reported a non-cash tax expense of $26.4 million associated with the cash distribution from Nimbus.
•At March 31, 2023, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of approximately $532 million, compared to approximately $456 million at December 31, 2022.

	Three Months Ended
	March 31,
	2023	2022	% Change
	(in millions)
Total revenue	$64.8	$48.7	33%
Software revenue	$32.2	$33.1	-3%
Drug discovery revenue	$32.6	$15.6	109%
Software gross margin	78%	77%
Operating expenses	$76.2	$56.6	35%
Other income (expense)	$186.0	$(5.8)	N/M
Net income (loss)	$129.1	$(34.4)	N/M

For the three months ended March 31, 2023, Schrödinger reported a non-GAAP net loss of $27.5 million compared to a non-GAAP net loss of $28.3 million for the three months ended March 31, 2022. See “Non-GAAP Information” below and the table at the end of this press release for a reconciliation of non-GAAP net income (loss) to GAAP net income (loss).

2023 Financial Outlook
As of May 4, 2023, Schrödinger maintained its financial guidance for the fiscal year ending December 31, 2023:
•Software revenue growth is expected to be in the range of 13 to 17 percent
•Drug discovery revenue is expected to range from $70 million to $90 million
•Software gross margin is expected to be similar to software gross margin for the full year 2022
•Operating expense growth in 2023 is expected to be significantly lower than operating expense growth in 2022 and to be similar to revenue growth in 2023
•Cash used for operating activities in 2023 is expected to be below cash used for operating activities in 2022

For the second quarter of 2023, software revenue is expected to range from $27 million to $31 million.
Recent Highlights
Corporate
•In April, Schrödinger received a $36.0 million distribution, which is the second cash distribution from Nimbus Therapeutics in connection with Takeda’s acquisition of Nimbus Lakshmi, Inc., a wholly-owned subsidiary of Nimbus, and its tyrosine kinase 2 (TYK2) inhibitor NDI-034858. Schrödinger received the first distribution of $111.3 million in February 2023 for a total distribution of approximately $147.3 million, all of which was recognized as other income in the company’s first quarter 2023 financial results. NDI-034858 is being evaluated for the treatment of multiple autoimmune diseases following positive Phase 2b results in psoriasis.

•In April, Schrödinger published its inaugural corporate sustainability report. The report highlights the company's vision and approach to corporate sustainability, summarizes the company’s 2022 achievements and discloses key data about its corporate sustainability efforts in alignment with GRI and SASB reporting standards.

Pipeline
•Schrödinger continues to advance its MALT1 inhibitor, SGR-1505, in Phase 1 clinical development. A dose-escalation study designed to evaluate the safety, pharmacokinetics, pharmacodynamics, and early signals of clinical activity of SGR-1505 as a monotherapy is ongoing in patients with relapsed or refractory B-cell malignancies. Today Schrödinger announced that it has also initiated a Phase 1 study in healthy subjects to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of SGR-1505.

•Schrödinger is continuing to progress its CDC7 inhibitor, SGR-2921, through IND-enabling studies to support a planned IND submission in the first half of 2023. SGR-2921 has exhibited strong anti-tumor activity as a monotherapy and in combination with standard of care agents in multiple preclinical tumor models.

•Schrödinger continues to advance its Wee1 inhibitor, SGR-3515, through IND-enabling studies to support a potential IND submission in 2024.

•Schrödinger continues to advance its multi-target collaboration with BMS and today announced that it received a $25 million milestone payment associated with the advancement of the SOS1/KRAS program to development candidate status. This payment was recognized in drug discovery revenue in the first quarter of 2023.

•Schrödinger’s collaborator, Morphic Therapeutic, made significant progress advancing MORF-057, an oral α4β7 integrin inhibitor, reporting positive topline results of the EMERALD-1 Phase 2a study in adults with moderate to severe ulcerative colitis (UC). MORF-057 achieved the primary endpoint and demonstrated consistent clinical improvement across other key measures with a favorable tolerability profile.

•The company continues to progress a pipeline of early-stage wholly-owned programs with potential across a broad range of therapeutic areas. Schrödinger is planning to review its drug discovery programs during its Pipeline Day, a virtual and in-person event that will take place on September 28, 2023.

Platform
•Schrödinger scientists published research showing how the company’s computational methods can be used to refine AlphaFold2 structures for hit discovery. While the publication of the open source AlphaFold protein structure database covers the complete human proteome and represents a significant scientific advance, computational methods are required to adequately refine the AlphaFold structures to improve their utility for drug discovery.

•Schrödinger scientists published a study describing how FEP+ can be used with homology models for protein thermostability predictions, which can extend Schrödinger’s platform and the use of FEP+ thermostability prediction to targets for which an experimental structure is unavailable. Protein engineering for thermostability has a range of applications, including in the design of antibodies and in chemical industries where protein stability requires optimization to enable enzymes to withstand specific chemical conditions or to extend the shelf-life of protein products.

Webcast and Conference Call Information
Schrödinger will host a conference call to discuss its first quarter 2023 financial results on Thursday, May 4, 2023, at 4:30 p.m. ET. The live webcast can be accessed under "News & Events" in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. To access the call by phone, please dial 1-888-396-8049 (domestic) or 1-416-764-8646 (international) and refer to conference ID 21402709. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

Non-GAAP Information
Included in this press release is certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company presents non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gains and losses on equity investments, changes in fair value, and non-cash income tax benefits and expenses relating to the company’s gains and losses on equity investments. Adjusting net income to exclude the impact of these items results in a financial presentation for the company without the impact of our equity investments. Management believes non-GAAP net income (loss) and non-GAAP net income (loss) per share are useful measures for investors, taken in conjunction with the company’s GAAP financial statements because they provide greater period-over-period comparability with respect to the company’s operating performance, by excluding non-cash mark-to-market and other valuation adjustments for our equity investments, non-recurring cash distributions from our equity investments and the tax impact of these distributions that are not reflective of the ongoing operating performance of the business. However, the non-GAAP measures should be considered only in addition to, not as a substitute for or as superior to, net income (loss) and net income (loss) per share or other financial measures prepared in accordance with GAAP.

Other companies in our industry may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share, differently than we do, limiting their usefulness as comparative measures. For a reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share to GAAP net income (loss) and GAAP net income (loss) per share, respectively, please refer to the tables at the end of this press release.

About Schrödinger
Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based computational platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is licensed by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance a portfolio of collaborative and proprietary programs to address unmet medical needs.

Founded in 1990, Schrödinger has approximately 800 employees and is engaged with customers and collaborators in more than 70 countries. To learn more, visit www.schrodinger.com, follow us on LinkedIn and Instagram, or visit our blog, Extrapolations.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding Schrödinger’s expectations about the speed and capacity of its computational platform, its financial outlook for the fiscal year ending December 31, 2023 and second quarter ending June 30, 2023, its plans to continue to invest in research and its strategic plans to accelerate the growth of its software licensing business and advance its collaborative and proprietary drug discovery programs, the long-term potential of its business, its ability to improve and advance the science underlying its platform, the initiation, timing, progress, and results of its proprietary drug discovery programs and product candidates and the drug discovery programs and product candidates of its collaborators, the clinical potential and favorable properties of its CDC7, MALT1, and Wee1 inhibitors, including SGR-1505, SGR-2921, and SGR-3515, the clinical potential and favorable properties of its collaborators’ product candidates, as well as expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond Schrödinger’s control, including the demand for its software platform, its ability to further develop its computational platform, its reliance upon third-party providers of cloud-based infrastructure to host its software solutions, factors adversely affecting the life sciences industry, fluctuations in the value of the U.S. dollar and foreign currencies, its reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on its business and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 4, 2023, as well as future filings and reports by the company. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, Schrödinger undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:
Jaren Irene Madden (Investors)
Schrödinger, Inc.
jaren.madden@schrodinger.com
617-286-6264

Allie Nicodemo (Media)
Schrödinger, Inc.
allie.nicodemo@schrodinger.com
617-356-2325

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three months ended March 31,
	2023	2022
Revenues:
Software products and services	$32,213	$33,081
Drug discovery	32,569	15,582
Total revenues	64,782	48,663
Cost of revenues:
Software products and services	7,115	7,511
Drug discovery	11,974	13,169
Total cost of revenues	19,089	20,680
Gross profit	45,693	27,983
Operating expenses:
Research and development	40,741	27,822
Sales and marketing	9,145	6,671
General and administrative	26,308	22,133
Total operating expenses	76,194	56,626
Loss from operations	(30,501)	(28,643)
Other income (expense):
Gain on equity investments	147,322	—
Change in fair value	35,737	(6,164)
Other income	2,937	339
Total other income (expense)	185,996	(5,825)
Income (loss) before income taxes	155,495	(34,468)
Income tax expense (benefit)	26,359	(28)
Net income (loss)	129,136	(34,440)
Net income (loss) per share of common and limited common stockholders, basic:	$1.81	$(0.48)
Weighted average shares used to compute net income (loss) per share of common and limited common stockholders, basic:	71,467,097	71,050,432
Net income (loss) per share of common and limited common stockholders, diluted:	$1.75	$(0.48)
Weighted average shares used to compute net income (loss) per share of common and limited common stockholders, diluted:	73,818,611	71,050,432

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$233,206	$90,474
Restricted cash	4,486	5,243
Marketable securities	294,482	360,613
Accounts receivable, net of allowance for doubtful accounts of $125 and $125	46,691	55,953
Unbilled and other receivables, net for allowance for unbilled receivables of $100 and $100	13,473	13,137
Prepaid expenses	11,396	8,569
Total current assets	603,734	533,989
Property and equipment, net	16,493	14,244
Equity investments	101,539	25,683
Goodwill	4,791	4,791
Intangible assets, net	—	587
Right of use assets	105,982	105,982
Other assets	6,234	3,311
Total assets	$838,773	$688,587
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$11,987	$9,470
Income taxes payable	26,318	355
Accrued payroll, taxes, and benefits	13,152	24,882
Deferred revenue	51,578	57,931
Lease liabilities	11,810	11,006
Other accrued liabilities	8,562	5,166
Total current liabilities	123,407	108,810
Deferred revenue, long-term	20,348	25,598
Lease liabilities, long-term	104,058	105,485
Other liabilities, long-term	700	800
Total liabilities	248,513	240,693
Stockholders' equity:
Preferred stock, $$0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $$0.01 par value. Authorized 500,000,000 shares; 62,362,015 and 62,163,739 shares issued and outstanding at March 31, 2023 and December 31, 2022 , respectively	623	622
Limited common stock, $$0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	92	92
Additional paid-in capital	840,446	828,700
Accumulated deficit	(250,002)	(379,138)
Accumulated other comprehensive loss	(899)	(2,382)
Total stockholders' equity of Schrödinger stockholders	590,260	447,894
Total liabilities and stockholders' equity	$838,773	$688,587

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$129,136	$(34,440)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on equity investments	(147,322)	—
Fair value adjustments	(35,737)	6,164
Depreciation and amortization	1,760	969
Stock-based compensation	10,880	9,134
Noncash investment (accretion) amortization	(964)	1,504
Gain on disposal of property and equipment	—	(4)
Decrease (increase) in assets, net of acquisition:
Accounts receivable, net	9,262	2,935
Unbilled and other receivables	(336)	(7,390)
Reduction in the carrying amount of right of use assets	—	1,221
Prepaid expenses and other assets	(5,750)	(7,725)
Increase (decrease) in liabilities, net of acquisition:
Accounts payable	2,468	1,328
Income taxes payable	25,963	43
Accrued payroll, taxes, and benefits	(11,730)	(7,454)
Deferred revenue	(11,603)	(7,079)
Lease liabilities	(623)	489
Other accrued liabilities	3,502	594
Net cash used in operating activities	(31,094)	(39,711)
Cash flows from investing activities:
Purchases of property and equipment	(3,580)	(1,696)
Purchases of equity investments	(4,125)	—
Distribution from equity investment	111,329	—
Acquisition, net of acquired cash	—	(6,427)
Purchases of marketable securities	(58,823)	(55,068)
Proceeds from maturity of marketable securities	127,401	99,495
Net cash provided by investing activities	172,202	36,304
Cash flows from financing activities:
Issuances of common stock upon stock option exercises	867	908
Contribution by noncontrolling interest	—	—
Net cash provided by financing activities	867	908
Net increase (decrease) in cash and cash equivalents and restricted cash	141,975	(2,499)
Cash and cash equivalents and restricted cash, beginning of period	95,717	123,267
Cash and cash equivalents and restricted cash, end of period	$237,692	$120,768

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$86	$37
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable	218	317
Purchases of property and equipment in accrued liabilities	86	343
Acquisition of right to use assets, contingency resolution	1,820	1,513
Acquisition of right of use assets	—	1,146
Acquisition of lease liabilities	—	1,146

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	March 31,
	2023	2022
	(in thousands, except per share data)
Net income (loss) (GAAP)	$129,136	$(34,440)
Income tax expense (benefit)	26,359	—
Gain on equity investments	(147,322)	—
Change in fair value	(35,737)	6,164
Non-GAAP net loss	$(27,564)	$(28,276)
Non-GAAP net income (loss) per share of common and limited common stockholders, basic and diluted	$(0.38)	$(0.40)